FOR IMMEDIATE RELEASE

Investor Contact:	Media Contact:
James Stawski	Paul Wilson
704-319-1189	704-319-6875
jstawski@uslec.com	pwilson@uslec.com

US LEC ANNOUNCES FOURTH QUARTER 2006 REVENUE OF OVER $109 MILLION AND ADJUSTED EBITDA IN EXCESS OF $18 MILLION

NECESSARY REGULATORY APPROVALS FROM FCC AND APPLICABLE STATE REGULATORY AGENCIES RECEIVED

Charlotte, NC (February 21, 2007) - US LEC Corp. (Nasdaq: CLEC), a full-service provider of IP, data and voice solutions to businesses and enterprise organizations throughout the eastern United States, today announced results for the fourth quarter and year ended December 31, 2006. Operational and financial highlights for these periods include:

•

Achieving fourth quarter Adjusted EBITDA of $18.4 million, compared to adjusted EBITDA of $14.3 million in the fourth quarter of 2005 – a 29% improvement (see definition and reconciliation of Adjusted EBITDA to net cash flow from operations as described in the attached)

•	Achieving net income before preferred dividends and merger related costs of $410,000 for the fourth quarter of 2006
•	Achieving $109.4 million in total revenue for the quarter ended December 31, 2006 compared to $100.1 million in the same period last year
•	Achieving end-customer revenue of $98.8 million, an increase of over $12.6 million, or 15%, compared to the fourth quarter of 2005
•	Increasing US LEC’s active voice and data channels to over 1,100,000 channels, a 24% improvement over 2005
•	Completing the Company’s MPLS VPN data network with the addition of the service to New York City and the surrounding area, making US LEC’s MPLS VPN service available throughout its footprint
•

Enhancing US LEC’s network in 2006 by adding an additional 14 Tekelec T-9000 digital switches, giving US LEC a uniquely flexible and cost-effective solution to transition its network to IP and meet virtually any deployment scenario for both traditional voice or VoIP services

•	Receiving all necessary regulatory approvals from the FCC and applicable state regulatory agencies to move ahead with the planned merger of US LEC Corp. and PAETEC Corp.

Revenue for the fourth quarter ended December 31, 2006, totaled $109.4 million, compared with $100.1 million for the quarter ended December 31, 2005. Net loss attributable to common shareholders was $(6.5) million, or $(0.20) per share (basic and diluted), on 32.4 million average shares outstanding for the quarter ended December 31, 2006, compared with a net loss of $(30.3) million, or $(0.99) per share (basic and diluted), on 30.5 million average shares outstanding for the quarter ended December 31, 2005. Adjusted EBITDA for the quarter ended December 31, 2006 was $18.4 million compared with adjusted EBITDA of $14.3 million in the fourth quarter of 2005.

US LEC – Fourth Quarter and Year-end 2006 Results

February 21, 2007

Revenue for the year ended December 31, 2006 totaled $424.3 million compared with $387.7 million for the year ended December 31, 2005, a 9% year-over-year increase. Net loss attributable to common shareholders was $(34.3) million, or $(1.10) per share (basic and diluted), on 31.3 million average shares outstanding for the year ended December 31, 2006, compared with a net loss of $(55.5) million, or $(1.83) per share (basic and diluted), on 30.4 million average shares outstanding for the year ended December 31, 2005. Adjusted EBITDA for the year ended December 31, 2006, was $62.5 million, compared with 2005 Adjusted EBITDA of $52.1 million.

Tansukh V. Ganatra, chief executive officer of US LEC, commented, “In the fourth quarter of 2006, we achieved $109.4 million in total revenue and $18.4 million in Adjusted EBITDA. We increased year-over-year top line revenue by 9% to $424.3 million and end customer revenue grew by 15% to $375.3 million for the year. During the year we had organic growth with the addition of over 212,000 active voice and data channels, which represents a 24% year-over-year growth rate. In addition, we continue to get excellent productivity gains from our team of 1,035 outstanding employees. Fourth quarter end customer revenue per employee increased to $95,500 in the fourth quarter of 2006 from $76,400 in the fourth quarter of 2005.”

Ganatra added, “2006 also marked a year of continued evolution for US LEC as we took great strides forward in transitioning the Company into a next-generation competitive carrier. We enhanced our network by bringing 14 additional Tekelec T-9000 digital switches online without adding to our projected capital expenditures during fiscal 2006. We also completed our MPLS VPN network which positions US LEC for future growth and enables the Company to offer a broader range of integrated services delivered over an IP-based data network throughout the US LEC footprint.”

J. Lyle Patrick, executive vice president and chief financial officer of US LEC, added, “Our financial and operating results for 2006 demonstrate solid execution by US LEC. Total revenue increased by $36.6 million year-over-year and we are pleased with a 15% year-over-year growth in end customer revenue that accounted for 90% of total revenue for the fourth quarter. In addition, we are pleased with our ability to control network expenses, which contributed to gross margins of 50% for fourth quarter and the year. Adjusted EBITDA increased by 29% year over year to reach $18.4 million in the fourth quarter of 2006. I would also note that for the fourth quarter of 2006, the Company achieved net income before preferred dividends and one-time merger related costs of $410,000, demonstrating the continued move to profitability. The Company also achieved $36.1 million of cash flow from operations for the year. Cash capital expenditures were $7.5 million for the quarter and $29.6 million for the year. Finally, the Company ended the year with a strong cash position of $42.6 million.”

Richard T. Aab, Chairman of the Board of US LEC added, “Additionally, we are pleased to announce that all necessary regulatory approvals for the continued progress of our proposed merger have been received. On February 8, 2007, the Securities and Exchange Commission declared effective the Form S-4 registration statement containing the joint proxy statement and the prospectus concerning the proposed merger of the two companies. The companies have also received the necessary regulatory approvals from the Federal Communications Commission and applicable state regulatory agencies, and the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 has expired. Coupled with the excellent results discussed above, we look forward to our pending merger with PAETEC and continued success as a combined entity.” Aab continued, “Our integration and operations planning teams have been preparing and we are well on our way as to having the plan developed to combine these two great companies under a single management team and after merger close complete the integration of our respective back office systems and networks.”

US LEC – Fourth Quarter and Year-end 2006 Results

February 21, 2007

Conference Call Information

US LEC will hold a conference call to discuss this press release today, February 21, 2007, at 11:00 a.m. Eastern Time. The live broadcast will be available online at www.uslec.com and www.fulldisclosure.com. To listen to the live call, please go to the web site at least fifteen minutes early to register, download, and install any necessary audio software. A telephone replay and a replay via web cast will be available shortly after the call through February 28, 2007.

About US LEC

Based in Charlotte, N.C., US LEC is a full service provider of IP, data and voice solutions to medium and large businesses and enterprise organizations throughout 16 Eastern states and the District of Columbia. US LEC offers advanced, IP-based, data and voice services such as MPLS VPN and Ethernet, as well as comprehensive Dynamic T SM VoIP-enabled services and features. The company also offers local and long distance services and data services such as frame relay, Multi-Link Frame Relay and ATM. US LEC provides a broad array of complementary services, including conferencing, data backup and recovery, data center services and Web hosting, as well as managed firewall and router services for advanced data networking. US LEC also offers selected voice services in 27 additional states and provides enhanced data services, selected Internet services and MegaPOP® (local dial-up Internet access for ISPs) nationwide. For more information about US LEC, visit www.uslec.com.

Except for the historical information contained herein, this report contains forward-looking statements, subject to uncertainties and risks, including the demand for US LEC's services, the ability of the Company to introduce additional products, the ability of the Company to successfully attract and retain personnel, competition in existing and potential additional markets, uncertainties regarding its dealings with ILECs and other telecommunications carriers and facilities providers, regulatory uncertainties, the possibility of adverse decisions related to reciprocal compensation and access charges owing to the Company, as well as the Company's ability to begin operations in additional markets. These and other applicable risks are summarized in the "Caution Regarding Forward-Looking Statements” and “Risk Factors" sections and elsewhere in the Company's Annual Report on Form 10-K for the period ended December 31, 2005, and in subsequent reports, which are on file with the Securities and Exchange Commission.

US LEC is a registered service mark of US LEC Corp. US LEC and Design (R) is a registered service mark and trademark of US LEC Corp. StarNet(TM) and MegaPOP(R) are service marks of US LEC Corp.

Additional Information About This Transaction

On February 8, 2007, the Securities and Exchange Commission declared effective a registration statement (File No.: 333-138594) filed with the Securities and Exchange Commission by PAETEC Holding Corp. that contains a proxy statement of US LEC and PAETEC and a prospectus of PAETEC Holding Corp. regarding the proposed merger transaction between US LEC and PAETEC, as well as other relevant documents concerning the proposed transaction. The proxy statement and the prospectus were mailed to stockholders of record of US LEC on February 8, 2007. Investors and security holders of US LEC are urged to read the proxy statement and the prospectus for the transaction and the other relevant documents because they contain important information about US LEC, PAETEC and PAETEC Holding Corp., and the proposed merger transaction. Investors and security holders of US LEC may obtain free copies of the proxy statement and the prospectus and other documents filed by PAETEC Holding Corp. with the Securities and Exchange Commission at the Securities and Exchange Commission's web site at http://www.sec.gov and may also obtain free copies of the proxy statement and the prospectus by writing to US LEC Corp., Morrocroft III, 6801 Morrison Boulevard, Charlotte, North Carolina 28211, Attention: Investor Relations or by telephoning (704) 319-1189.

US LEC – Fourth Quarter and Year-end 2006 Results

February 21, 2007

Information regarding the identity of persons who may, under the Securities and Exchange Commission's rules, be deemed to be participants in the solicitation of stockholders of US LEC in connection with the proposed transaction, and their interests in the solicitation, are set forth in the joint proxy statement/prospectus contained in the registration statement that has been filed by PAETEC Holding Corp. with the Securities and Exchange Commission.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

-END-

US LEC – Fourth Quarter and Year-end 2006 Results

February 21, 2007

US LEC Corp. and Subsidiaries Condensed Consolidated Statements of Operations (In Thousands, Except Per Share Data) (Unaudited)

	Three months ended			Twelve months ended
	December 31,			December 31,
	2006		2005	2006	2005
Revenue		$109,367	$100,055	$$424,267	$387,738
Network Expenses (excluding depreciation and amortization shown below)		54,882	46,863	212,099	186,924
Depreciation and Amortization		12,007	12,415	48,676	50,668
Selling, General and Administrative Expenses		39,604	38,884	160,918	148,902
Charge Related to Carrier Access Disputes		-	23,292	-	23,292

Income (Loss) from Operations		2,874	(21,399)	2,574	(22,048)

Net Interest Expense		4,786	4,583	18,998	16,802
Other Expense (Income)		-	-	-	(202)

Net Loss		(1,912)	(25,982)	(16,424)	(38,648)

Preferred Stock Dividends		(4,409)	(4,155)	(17,253)	(16,256)
Preferred Stock Accretion of Issuance Costs		(169)	(159)	(662)	(623)

Net Loss Attributable to Common Stockholders	$	$(6,490)	$(30,296)	$(34,339)	$(55,527)

Net Loss Attributable to Common Stockholders Per Common Share
Basic and Diluted	$	$(0.20)	$ $(0.99)	$(1.10)	$(1.83)

Weighted Average Number of Shares Outstanding
Basic and Diluted		32,442	30,507	31,337	30,399

Adjusted EBITDA consists of earnings (loss) before interest income and expense, income taxes, depreciation and amortization, stock based compensation expense, integration costs related to the Paetec/US LEC merger and loss from operations related to investment in ETV. Adjusted EBITDA as used by the Company may be different than similarly used measures by other companies and is not a measure of financial performance under GAAP. Management believes Adjusted EBITDA is a useful measure of the Company's liquidity and is used by investors and analysts to evaluate companies in our industry. Adjusted EBITDA is reconciled to net cash provided by operating activities as follows:

	Three months ended			Twelve months ended
	December 31,			December 31,
	2006		2005	2006	2005
Income (Loss) from Operations		$2,874	$(21,399)	$2,574	$(22,048)
Other Income (Expense)		-	-	-	202
Loss from Operations Related to Investment in ExtreamTV		405	-	1,560	-
Depreciation and Amortization		12,007	12,415	48,676	50,668
Charge Related to Carrier Access Disputes		-	23,292	-	23,292
Stock-based Compensation Expense		825	-	2,278	-
Merger Related Costs		2,322	-	7,392	-
Adjusted EBITDA		18,433	14,308	62,480	52,114

Changes in Working Capital		(5,746)	(7,414)	(7,070)	(17,336)
Net Interest Expense		(4,786)	(4,583)	(18,998)	(16,802)
Miscellaneous Other		(588)	116	(362)	(195)
Net Cash Provided by Operating Activities		$$7,313	$2,427	$36,050	$$17,781

US LEC – Fourth Quarter and Year-end 2006 Results

February 21, 2007

US LEC Corp. and Subsidiaries Condensed Consolidated Balance Sheets (In Thousands, Except Per Share Data)

	(Unaudited)
	December 31,	December 31,
	2006	2005
Assets

Cash and cash equivalents	$42,560	$30,704
Restricted cash	64	67
Accounts receivable, net	44,557	49,841
Property and equipment, net	127,697	144,350
Deferred income taxes	1,644	2,792
Other assets	21,899	24,598

Total Assets	$238,421	$252,352

Liabilities and Stockholders' Deficiency

Accounts payable	$11,097	$10,109
Deferred revenue	15,831	14,292
Accrued network costs	17,681	20,252
Accrued expenses	34,086	37,446
Deferred income taxes	1,644	2,792
Series A Redeemable Convertible Preferred Stock	295,952	-
Notes Payable	149,587	149,438

Total Liabilities	525,878	234,329

Series A Redeemable Convertible Preferred Stock	-	278,037

STOCKHOLDERS' DEFICIENCY
Common Stock - Class A	333	307
Additional paid-in capital	100,051	93,181
Accumulated Deficit	(387,841)	(353,502)

Total Stockholders' Deficiency	(287,457)	(260,014)

Total Liabilities, Convertible Preferred Stock and Stockholders' Deficiency	$238,421	$252,352

US LEC – Fourth Quarter and Year-end 2006 Results

February 21, 2007

US LEC Corp. and Subsidiaries
Quarterly Statistical Highlights
(Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2006	2006	2006	2006	2005
Revenue (in 000s):
End Customer Revenue
Voice Monthly Recurring Charges	$49,044	$44,776	$43,961	$42,769	$41,425
Data Monthly Recurring Charges	37,078	35,682	34,301	33,186	32,137
Long Distance	12,681	13,711	14,351	13,770	12,615
	98,803	94,169	92,613	89,725	86,177
Percent of Total Revenue	90%	89%	87%	87%	86%

Carrier Charges
Carrier Access	5,668	5,588	7,429	7,377	8,107
Reciprocal Compensation	1,543	2,090	2,050	2,023	2,188
	7,211	7,678	9,479	9,400	10,295
Percent of Total Revenue	7%	7%	9%	9%	10%

Other Revenue (1)	3,353	3,573	4,591	3,672	3,583
Percent of Total Revenue	3%	3%	4%	4%	4%

Total Revenue	$109,367	$105,420	$106,683	$102,797	$100,055

Customers:
Total Customers	38,956	39,218	38,842	38,292	38,096
Business Class Customers	28,843	28,506	27,792	27,042	26,225
Business Class Customers Purchasing Data Services	22,662	22,229	21,527	20,925	20,219
Shared Hosting/Dial Up Customers	10,113	10,712	11,050	11,250	11,871

Active Channels (2):
Voice	564,588	543,005	533,644	516,130	499,562
Data	544,713	515,876	462,111	427,505	397,714

Total active channels	1,109,301	1,058,881	995,755	943,635	897,276

Statistical Data:
Central Offices	27	27	27	27	27
Number of employees	1,035	1,103	1,143	1,127	1,128
Number of sales and sales support employees	435	471	493	489	482
End Customer Revenue/Employee (in 000s)	$95.5	$85.4	$81.0	$79.6	$76.4

(1) Other revenue is derived from wholesale customers, installation revenue and other miscellaneous sources.
(2) Shared hosting and Dial-Up Internet Access are not included in Active Channels.